                                  (EXHIBIT 11)

                         CONCORDE CAREER COLLEGES, INC.

                       COMPUTATION OF PER SHARE EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                         Basic EPS                 Diluted EPS
                                                        Nine Months                Nine Months
                                                    Ended September 30,        Ended September 30,
                                                  ------------------------  ------------------------
                                                     1998         1997         1998          1997
                                                  ----------   ----------   ----------   -----------
Weighted Average Shares Outstanding.............   7,168,000    7,012,000    7,168,000     7,012,000
Options (1).....................................                                             894,000
Debt/Non Detachable Warrants (1)................                                           2,046,000
Class B Preferred Stock (1).....................                                             877,000
                                                  ----------   ----------   ----------   -----------
Adjusted Weighted Average Shares................   7,168,000    7,012,000    7,168,000    10,829,000
                                                  ----------   ----------   ----------   -----------
Income (loss) before accounting change..........  $ (580,000)  $  942,000   $ (580,000)  $   942,000
Class A Preferred Stock Redemption (2)..........                1,210,000                  1,210,000
Class A Preferred Dividends.....................                  (28,000)                   (28,000)
Class B Preferred Dividends-Imputed.............    (104,000)     (72,000)    (104,000)
Interest on Convertible Debt, Net of Tax (1)....                                              64,000
                                                  ----------   ----------   ----------   -----------
Income (loss) Available to Common Shareholders..    (684,000)   2,052,000     (684,000)    2,188,000
                                                  ----------   ----------   ----------   -----------
Earnings (loss) per Weighted Average Shares.....  $     (.10)  $      .29   $     (.10)  $       .20
                                                  ==========   ==========   ==========   ===========

                                                      Basic EPS                  Diluted EPS
                                                     Three Months                Three Months
                                                  Ended September 30,         Ended September 30,
                                                  -----------------------   ------------------------
                                                     1998         1997         1998          1997
                                                  ----------   ----------   ----------    ----------
Weighted Average Shares Outstanding.............   7,191,000    7,070,000    7,191,000     7,070,000
Options (1).....................................                                             978,000
Debt/Non Detachable Warrants (1)................                                           2,574,000
Class B Preferred Stock (1).....................                                           1,103,000
                                                  ----------   ----------   ----------    ----------
Adjusted Weighted Average Shares................   7,191,000    7,070,000    7,191,000    11,725,000
                                                  ----------   ----------   ----------   -----------
Income (loss) before accounting change..........  $ (216,000)  $  517,000   $ (216,000)  $   517,000
Class B Preferred Dividends-Imputed.............     (37,000)     (32,000)     (37,000)
Interest on Convertible Debt, Net of Tax (1)....                                              27,000
                                                  ----------   ----------   ----------   -----------
Income Available to Common Shareholders.........    (253,000)     485,000     (253,000)      544,000
                                                  ----------   ----------   ----------   -----------
Income per Weighted Average Shares..............  $     (.04)  $      .07   $     (.04)  $       .05
                                                  ==========   ==========   ==========   ===========

1. Anti-dilutive for 3 months and 9 months ended September 30, 1998.

2. Represents the excess of the carrying value of the preferred stock over the amount of cash paid to the holder of the preferred stock retired on February 25, 1997.